UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

ZANDER THERAPEUTICS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-4321638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-220790

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Ofﬁcers

On January 22, 2019 Dr. Harry Lander, a member of the Board of Directors of Zander Therapeutics, Inc. as well as the President and Chief Scientific Officer of Zander Therapeutics, Inc. resigned from his positions as President and Chief Scientific Officer of Zander Therapeutics, Inc. and also resigned from the Board of Directors of Zander Therapeutics, Inc. (the “Company”).

On January 23, 2018 Dr. Lander and the Company entered into an agreement (“Agreement”) whereby Dr. Lander agreed to provide services as the Company’s Senior Scientific Consultant.  Pursuant to the Agreement, Dr. Lander will assist the Company with its development of therapies involving checkpoint NR2F6 and commercial anti-parasitic therapies.

The term of the Agreement is from January 25, 2019 to January 24, 2022 and may be extended by mutual consent. Sole consideration to Dr. Lander for services to be provided pursuant to the Agreement shall be the issuance to Dr. Lander by the Company of 10,000,000 shares of the Company’s Series M preferred stock.

The foregoing description of the abovementioned Agreement between the Company and Dr. Lander is not complete and is qualified in its entirety by reference to the text of the abovementioned agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	CONSULTING AGREEMENT

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANDER THERAPEUTICS, INC.

Dated: January 25, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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